Exhibit 10.13
Addendum No. 1 to the Lease Agreement of August 31, 2001
between
Mr. Claus Czaika
Oskar-Messter-Str. 15
85737 Ismaning
- Landlord -
and
SCM Microsystems GmbH
Oskar-Messter-Str. 13
85737 Ismaning
- Tenant -
Leased property: Office space at Oskar-Messter-Str. 13 in 85737 Ismaning — basement, second and third floors, attic
The contracting parties agree to the following amendments:
As at March 1, 2004:
1.	The leased floor space in the middle of the second floor shall be reduced by 459.36 m2
2.	The number of underground garage parking spaces shall be reduced by 3 to 24 spaces and the number of outside parking spaces by 1 to 14 spaces.
The monthly rent shall be reduced as of June 1, 2004 by €7,660.44 to

Basic rent	€35,196.26
Underground garage parking spaces	€1,227.10
Outside parking spaces	€536.85
Current lump sum ancillary costs	€5,175.71

Net subtotal	€42,135.92
Plus VAT currently at 16%	€6,741.75

Total gross monthly rent	€48,877.67

(3 months rent free for new tenant)
The detailed recalculation of the rent from June 1, 2004 onwards is attached as Annex 1 to this Addendum.
Key money of €27,113.40 net plus 16% VAT of €4,338.14 totaling €31,451.54 shall be due on June 1, 2004 at the latest for the termination of the Lease Agreement.
The provisions of the existing Lease Agreement dated August 31, 2001 and Annexes shall apply in all other respects. The contracting parties shall add and permanently attach this Addendum to the Lease Agreement dated August 31, 2001.

/s/ Manfred Müller,
/s/ Claus Czaika	/s/ Klaus Schöpflin
Ismaning February 4, 2004	Ismaning February 4, 2004
Landlord	Tenant

Rent calculation
for Addendum 1 to the Lease Agreement of August 31, 2004           SCM, Oskar-Messter-Str. 13, 85737 Ismaning

	Up to May 31, 2004			As of June 1, 2004		Reduced
		Rent /	Amount	Reduction		amount	Amount
	m2	m2 in €	in €	in m2	m2	in €	in €

Basement	414.37	12.17	5,042.36	0.00	414.37	0,00	5,042.36
Second floor	900.43	12.17	10,957.10	459.36	441.07	5,589.84	5,367.26
Third floor	1,460.55	12.17	17,773.06	0.00	1,460.55	0.00	17,773.06
Attic	576.36	12.17	7,013.58	0.00	576.36	0.00	7,013.58

Total area	3,351.71				2,892.35

27 underground parking spaces		51.13/space	1,380.49	3 spaces		153.39	1,227.10
15 outside parking spaces		38.35/space	575.20	1 space		38.35	536.85

Lump sum ancillary costs	3,351.71	1.79	5,997.96	459.36		822.25	5,175.71

Total net			48,739.75			6,603.83	42,135.92
16% VAT			7,798.36			1,056.61	6,741.75

Gross rent			56,538.11			7,660.44	48,877.67

Rounding differences result from the euro changeover.